Exhibit 99.1

UNITED STATES DISTRICT COURT

FOR THE SOUTHERN DISTRICT OF OHIO

UNITED STATES OF AMERICA,	CIVIL ACTION NO. 1:15-CV-626

Plaintiff,
CONSENT ORDER
v.

FIFTH THIRD BANK,

Defendant.

I. INTRODUCTION

This Consent Order is submitted jointly by the parties for the approval of and entry by the Court. The Consent Order resolves the claims of the United States, based on a joint investigation by the United States through the Civil Rights Division of the Department of Justice (“DOJ”) and the Consumer Financial Protection Bureau (“Bureau”), that Fifth Third Bank (“Fifth Third”) allegedly engaged in a pattern or practice of conduct in violation of the Equal Credit Opportunity Act (“ECOA”), 15 U.S.C. §§ 1691-1691f, by permitting dealers to charge higher interest rates to consumer auto loan borrowers on the basis of race and national origin.

There has been no factual finding or adjudication with respect to any matter alleged by the United States. The parties have entered into this Consent Order to avoid the risks, expense, and burdens of litigation and to resolve voluntarily the claims in the United States’ Complaint of Fifth Third’s alleged violation of ECOA.

II. BACKGROUND

As of the second quarter of 2015, Fifth Third was the ninth largest depository auto loan lender in the United States. Fifth Third held a 1.3 percent share of the overall auto loan market based on originations, making it the 17th largest auto loan lender overall.

The Bureau and the DOJ initiated a joint investigation of Fifth Third’s pricing of automobile loans or retail installment contracts. In its Complaint, the United States alleges that between January 1, 2010 and the present, Fifth Third engaged in a pattern or practice of discrimination on the basis of race and national origin in violation of ECOA based on permitting the interest rate “dealer markup”—the difference between Fifth Third’s buy rate and the contract rate—paid by African-American and Hispanic borrowers who received auto loans funded by Fifth Third.

The United States sets forth in its Complaint the allegations and claims of a pattern or practice of discrimination in violation of ECOA. Fifth Third neither admits nor denies the allegations and claims of a pattern or practice of discrimination in violation of the ECOA as set forth in the United States’ Complaint. Under the provisions of this Consent Order, Fifth Third agrees to implement policies and procedures designed to ensure that the dealer markup on auto loans is negotiated in a nondiscriminatory manner consistent with ECOA and the Compliance Plan. In addition, Fifth Third will compensate certain African-American and Hispanic borrowers.

III. FIFTH THIRD’S STATEMENT

Fifth Third asserts that throughout the Relevant Period and to the present, Fifth Third has treated all of its customers fairly and without regard to race or national origin. Fifth Third enters this settlement for the purpose of avoiding contested litigation with the Department of Justice and to instead devote its resources to serving its customers. Fifth Third’s indirect auto finance business involves purchasing retail installment sale contracts from dealers. Customers negotiate their Annual Percentage Rate and other finance terms with those dealers in a system where the dealer decides which finance company or bank will buy the dealers’ retail installment sale contracts. Fifth Third is not a party to the negotiations that take place between motor vehicle dealers and their customers. In competing for a dealer’s business, Fifth Third quotes a “buy rate” to the dealer as a measure of the price it will pay to buy the contract. The United States’ allegations relate to amounts referred to in this Consent Order as “dealer markup,” which is the difference between a contract’s Annual Percentage Rate and Fifth Third’s buy rate. The alleged policy by Fifth Third of permitting such dealer markup is common in the industry and has been for decades.

Fifth Third affirmatively asserts that it has treated all of its customers without regard to race or national origin, and that its business practices have promoted and achieved fairness across all customer groups. Fifth Third has not been informed that the United States contends that Fifth Third or any of its employees engaged in any intentional discrimination or disparate treatment of minorities.

IV. DEFINITIONS

The following definitions apply to this Consent Order:

a. “Affected Consumers” include African-American and Hispanic consumers who entered into a retail installment contract with Fifth Third during the Relevant Period (as defined in paragraph j below).

b. “Board” means Fifth Third’s duly-elected and acting Board of Directors.

c. “Compliance Committee” means Fifth Third’s Special Regulatory Oversight Committee, a joint committee of the Boards of Directors of Fifth Third Bancorp and Fifth Third Bank.

d. “Dealer Discretion” means the entire range of dealer deviation from Fifth Third’s risk-based buy rate, whether exercised by increasing or decreasing the buy rate, such as by altering the interest rate or buying down the rate. “Dealer Discretion” does not include Fifth Third’s discretion to modify the buy rate. “Dealer Discretion” does not include a dealer’s buying down of the buy rate with respect to all consumers to the extent such special offers are clearly advertised to all consumers.

e. “Effective Date” means the date on which this Consent Order is approved and entered by the Court.

f. “Executive Officers” means collectively the senior management of Fifth Third Bank, including but not limited to its Principal Executive Officer(s),

Principal Financial Officer(s), Chief Risk Officer(s), Treasurer(s), Head of its Consumer Bank, Head of Auto Lending, Chief Credit Officer, Chief Consumer Credit Officer and its Chief Compliance Officer(s).

g. “Fair Lending Director” means the Assistant Director of the Office of Fair Lending and Equal Opportunity for the Bureau, or his/her delegee.

h. “Non-objection” means written notification to Fifth Third that there is not an objection to a proposal by Fifth Third for a course of action. In the event the DOJ or the Fair Lending Director object to any proposed action by Fifth Third, the DOJ and the Fair Lending Director shall direct Fifth Third to make revisions, and Fifth Third shall make the revisions and resubmit the proposed action within thirty (30) days. Upon notification to Fifth Third of non-objection, Fifth Third must implement the course of action within thirty (30) days unless otherwise specified. Fifth Third cannot make any changes to the course of action without obtaining written notification to Fifth Third that there is not an objection to Fifth Third’s proposed change.

i. “Related Consumer Action” means a private action by or on behalf of one or more consumers or an enforcement action by another governmental agency brought against Fifth Third based on substantially the same facts as described in the Complaint.

j. “Relevant Period” means the period from January 1, 2010 through the Effective Date.

k. “Defendant” means Fifth Third Bank, and its successors and assigns.

V. INJUNCTIVE RELIEF

1. Consistent with this Consent Order, Defendant and its officers, agents, servants, employees, and attorneys who have actual notice of this Consent Order, whether acting directly or indirectly, are enjoined from engaging in any act or practice that discriminates on the basis of race or national origin in any aspect of Dealer Discretion in the pricing of automobile loans in violation of ECOA, 15 U.S.C. § 1691(a)(1), and Regulation B, 12 C.F.R. Part 1002.

A.	Dealer Compensation Policy

2. Fifth Third shall implement a dealer compensation policy conforming with one (1) of the three (3) options detailed below. If a non-objection of the Fair Lending Director and DOJ is required in a chosen option, Fifth Third shall submit the policy for non-objection within thirty (30) days of the Effective Date. Fifth Third shall implement the chosen option within the later of (a) one hundred and twenty (120) days after the Effective Date, or (b) thirty (30) days of obtaining any required non-objection. Fifth Third shall not implement any revised dealer compensation policy until obtaining all non-objections of the DOJ and the Fair Lending Director required by the chosen option.

Option One:

a. Fifth Third will limit Dealer Discretion in setting the contract rate to one hundred and twenty-five (125) basis points for retail installment contracts with terms of sixty (60) months or less, and one hundred (100) basis points for retail installment contracts with terms greater than sixty (60) months. Fifth Third is not precluded from including in its compensation policies an additional nondiscretionary component of dealer compensation consistent with applicable laws and subject to the non-objection of the DOJ and the Fair Lending Director. Fifth Third may provide entirely nondiscretionary dealer compensation to some dealers (consistent with subparagraph h of Option Three, described below) while it provides discretionary compensation to other dealers consistent with Option One, so long as all loans purchased from a particular dealer are compensated using only one of the two compensation systems.1

b. Fifth Third will maintain general compliance management systems reasonably designed to assure compliance with all relevant federal consumer financial laws, including ECOA. With respect to monitoring Dealer Discretion for compliance with ECOA, Fifth Third must, at a minimum:

i. Send annual notices to all dealers explaining ECOA, stating Fifth Third’s expectation with respect to ECOA compliance, and articulating the dealer’s obligation to price retail installment contracts in a non-discriminatory manner.

ii. Monitor for compliance with Dealer Discretion limits.

c. Fifth Third shall submit data on its indirect auto lending portfolio to the DOJ and the Fair Lending Director, at their request, semiannually for analysis and monitoring.

[1]	Consistent with the definition of “Dealer Discretion,” Fifth Third is not precluded from maintaining policies to reduce its risk-based buy rate based on competitive offers (e.g., a valid, dealer documented, competitive offer from another financing source) when it is necessary to retain the customer’s transaction. Any such modifications, or “competitive modifiers,” based on such policies shall (1) not result in a reduction in the risk-based buy rate exceeding limits set forth in Fifth Third’s established policies and procedures; (2) eliminate Dealer Discretion in the transaction; and (3) be documented by identifying within Fifth Third’s systems, the institution offering the competitive rate and the rate offered.

Option Two:

d. Fifth Third will limit Dealer Discretion in setting the contract rate to one hundred and twenty-five (125) basis points for retail installment contracts with terms of sixty (60) months or less, and one hundred (100) basis points for retail installment contracts with terms greater than sixty (60) months. Fifth Third is not precluded from including in its compensation policies an additional nondiscretionary component of dealer compensation consistent with applicable laws and subject to the non-objection of the DOJ and the Fair Lending Director. Fifth Third may provide entirely nondiscretionary dealer compensation to some dealers (consistent with subparagraph h of Option Three, described below) while it provides discretionary compensation to other dealers consistent with Option Two, so long as all loans purchased from a particular dealer are compensated using only one of the two compensation systems.

i. Fifth Third shall establish a pre-set rate of dealer participation (i.e., additional interest above the risk-based buy rate) that Fifth Third will require dealers to include in all credit offers that the dealer extends to customers (“Standard Dealer Participation Rate”), such that:

A.	The Standard Dealer Participation Rate cannot exceed one hundred and twenty-five (125) basis points for retail installment contracts with terms of sixty (60) months or less, and one hundred (100) basis points for retail installment contracts with terms greater than sixty (60) months.

B.	Fifth Third may allow dealers to include a single, set lower dealer participation rate than the Standard Dealer Participation Rate for particular loan types and/or channels or for all loans purchased from a particular dealership.

C.	Fifth Third may allow dealers to include a lower dealer participation rate than the Standard Dealer Participation Rate based on a lawful exception pursuant to the fair lending policies and procedures as set forth below, and subject to the dealer’s agreement to abide by the policies and maintain required documentation.

ii. To the extent Fifth Third allows exceptions to the Standard Dealer Participation Rate, to ensure consistency with the requirements of the ECOA, Fifth Third shall establish policies and procedures for those exceptions subject to the non-objection of the DOJ and the Fair Lending Director. The DOJ and the Bureau recommend that the policies and procedures for such exceptions include the following elements:

A.	Granting Exceptions: Policies and procedures that specifically define the circumstances when Fifth Third allows downward departures from the Standard Dealer Participation Rate.

B.	Documenting Exceptions: Policies and procedures that require on a loan-by-loan basis, documentation appropriate for each specific exception that is, at a minimum, sufficient to effectively monitor compliance with the exceptions policies. Such documentation should be sufficient not only to explain the basis for granting any exception to the Standard Dealer Participation Rate, but also to provide details and/or documentation of the particular circumstances of the exception.

C.	Record Retention: Policies and procedures for documentation retention requirements that, at a minimum, comply with the requirements of Regulation B.

e. Fifth Third will develop and maintain a compliance management system to monitor dealer compliance with setting contracts at the Standard Dealer Participation Rate and any exceptions thereto to ensure they comply with the conditions for exceptions to the Standard Dealer Participation Rate. This will include:

i. Training dealers on Fifth Third’s exceptions policies and procedures;

ii. Regular monitoring of dealers’ exceptions to the Standard Dealer Participation Rate, including documentation of those exceptions;

iii. Periodic audits for compliance with all policies and procedures relevant to granting exceptions to the Standard Dealer Participation Rate and to test for and identify fair lending risk; and

iv. Appropriate corrective action for a dealer’s noncompliance with Fifth Third’s exceptions policies and procedures, culminating in the restriction or elimination of dealers’ ability to exercise discretion in setting a consumer’s contract rate or exclusion of dealers from future transactions with Fifth Third.

f. Fifth Third will maintain general compliance management systems reasonably designed to assure compliance with all relevant federal consumer financial laws, including ECOA. With respect to monitoring Dealer Discretion for compliance with ECOA, Fifth Third, in addition to the monitoring set forth in paragraph (e)(iv) above, must, at a minimum:

i. Send annual notices to all dealers explaining ECOA, stating Fifth Third’s expectation with respect to ECOA compliance, and articulating the dealer’s obligation to price retail installment contracts in a non-discriminatory manner.

ii. Monitor for compliance with Dealer Discretion limits.

g. Fifth Third shall submit data on its indirect auto lending portfolio to the DOJ and the Fair Lending Director, at their request, semiannually for analysis and monitoring.

Option Three:

h. Fifth Third will maintain policies that do not allow dealers any discretion to set the contract rate subject to the non-objection of the DOJ and the Fair Lending Director.

i. Fifth Third will maintain general compliance management systems reasonably designed to assure compliance with all relevant federal consumer financial laws, including ECOA. This will include Fifth Third sending annual notices to all dealers explaining ECOA, stating Fifth Third’s expectation with respect to ECOA compliance, and articulating the dealer’s obligation to price retail installment contracts in a non-discriminatory manner.

j. Fifth Third will not have to review or remunerate for prohibited basis disparities in dealer markup resulting from Dealer Discretion in setting the contract rate, because there is no such discretion. Fifth Third will not have to maintain a compliance management system to monitor dealer exceptions because dealers do not have such discretion.

VI. ROLE OF THE BOARD OF DIRECTORS

3. The Compliance Committee must review all submissions (including plans, reports, programs, policies, and procedures) required by this Consent Order prior to submission to the DOJ and the Fair Lending Director.

4. Although this Consent Order requires Fifth Third to submit certain documents for review or non-objection by the DOJ and the Fair Lending Director,

the Board will have the ultimate responsibility for proper and sound oversight of Fifth Third and for ensuring that Fifth Third complies with federal consumer financial law and this Consent Order.

5. In each instance in this Consent Order that requires the Board or Compliance Committee to ensure adherence to, or perform certain obligations of Fifth Third, the Board or Compliance Committee must:

a. Authorize and adopt whatever actions are necessary for Fifth Third to fully comply with this Consent Order;

b. Require timely reporting by management to the Board or Compliance Committee on the status of compliance obligations; and

c. Require timely and appropriate corrective action to remedy any failure to comply with the Board or Compliance Committee directives related to this Section.

6. The Board will ensure that the Compliance Committee consists of at least three (3) members, at least one of whom shall be a member of Fifth Third’s Board of Directors and shall report directly to the Board. Within twenty (20) days of the Effective Date, Fifth Third shall provide in writing to the DOJ and the Fair Lending Director the name of each member of the Compliance Committee. In the event of any change in membership, the Board shall submit the name of any new member in writing to the DOJ and the Fair Lending Director within thirty (30) days of such a change.

7. Until the termination of this Consent Order, the Compliance Committee shall be responsible for monitoring and coordinating Fifth Third’s adherence to the provisions of this Consent Order. The Compliance Committee shall meet at least every other month, and shall maintain minutes of its meetings.

VII. MONETARY PROVISIONS

A.	Settlement Fund

8. Subject to the credit discussed below, Fifth Third is required to pay eighteen million dollars ($18,000,000.00) in redress to Affected Consumers who were overcharged. Within thirty (30) days of the Effective Date, Fifth Third shall deposit into an interest-bearing escrow account twelve million dollars ($12,000,000.00), for the purpose of providing redress to Affected Consumers who were overcharged as required by this Section. Fifth Third shall provide written verification of the deposit to the DOJ and the Bureau within five (5) business days of depositing the funds described in this paragraph. This, plus any amount added pursuant to paragraph 9 below, will constitute the Settlement Fund. Any interest that accrues will become part of the Settlement Fund and will be utilized and disposed of as set forth herein. Any taxes, costs, or other fees incurred by the Settlement Fund shall be paid by Fifth Third.

9. Based on a determination made by the DOJ and the Fair Lending Director, Fifth Third shall receive a credit of no less than five million dollars ($5,000,000.00) and no more than six million dollars ($6,000,000.00) for remediation it has already provided to Affected Consumers. If the DOJ and the Fair Lending Director determine that the credit is less than six million dollars ($6,000,000.00), Fifth Third shall deposit an additional amount of up to one million dollars ($1,000,000.00) into the Settlement Fund, based on the Fair Lending Director’s and the DOJ’s determination, such that the total amount of redress is eighteen million dollars ($18,000,000.00).

10. Within thirty (30) days of the Effective Date, Fifth Third shall identify a proposed Settlement Administrator (“Administrator”), who shall be subject to the non-objection of the Fair Lending Director and the DOJ. Within thirty (30) days of an Administrator’s selection, Fifth Third shall, subject to the non-objection of the

Fair Lending Director and the DOJ to its terms, execute a contract with the Administrator to conduct the activities set forth in paragraphs 12 through 20. Fifth Third shall bear all costs and expenses of the Administrator. The Administrator’s contract shall require the Administrator to comply with the provisions of this Consent Order as applicable to the Administrator and shall require it to work cooperatively with Fifth Third, the DOJ, and the Bureau in the conduct of its activities, including reporting regularly and providing all reasonably requested information to the DOJ and the Fair Lending Director. The contract with the Administrator shall require the Administrator to comply with all confidentiality and privacy restrictions applicable to the party who supplied information and data to the Administrator.

11. In the event that the DOJ or the Fair Lending Director have reason to believe that the Administrator is not materially complying with the terms of the contract with the Administrator, they shall provide written notice to Fifth Third detailing the noncompliance. Within fourteen (14) days, Fifth Third shall present for review and determination of non-objection a course of action to effectuate the Administrator’s material compliance with the terms of the contract with the Administrator.

12. The contract with the Administrator shall require the Administrator, as part of its operations, to establish cost-free means for Affected Consumers to contact it, including an email address, a website, a toll-free telephone number, and means for persons with disabilities to communicate effectively. The contract with the Administrator shall require the Administrator to make all reasonable efforts to provide effective translation services to Affected Consumers, including but not limited to providing live English and foreign-language-speaking operators to speak to Affected Consumers who call the toll-free telephone number and request a live operator, and providing foreign language interpretations and translations for communications with Affected Consumers.

13. The DOJ and the Fair Lending Director shall request from Fifth Third information and data the DOJ and the Fair Lending Director reasonably believe will assist in identifying Affected Consumers and determining any monetary and other damages, including but not limited to a database of all retail installment contracts booked by Fifth Third during the Relevant Period and all data variables the Bureau obtained during its investigation. Within ninety (90) days of the Effective Date, Fifth Third shall supply the requested information and data.

14. The DOJ and the Fair Lending Director shall jointly provide to the Administrator and Fifth Third a list of retail installment contracts with consumers that the DOJ and the Fair Lending Director have determined are eligible to receive monetary relief pursuant to this Consent Order after receipt of all the information and data they requested pursuant to paragraph 13. The total amount of the Settlement Fund shall not be altered based on the number of listed retail installment contracts.

15. Within thirty (30) days after the date the DOJ and the Fair Lending Director provide the list of retail installment contracts referenced in paragraph 14, Fifth Third will provide to the DOJ, the Fair Lending Director, and the Administrator the name, most recent mailing address in its servicing records, Social Security number, and other information as requested for the primary borrower and each co-borrower (if any) on each listed retail installment contract (“Identified Borrowers”). Such information and data shall be used by the DOJ, the Bureau, and the Administrator only for the law enforcement purposes of implementing the Consent Order. The total amount of the Settlement Fund shall not be altered based on the number of Identified Borrowers.

16. After receipt of all the information required to be provided by paragraph 15, the DOJ and the Fair Lending Director shall provide Fifth Third and the Administrator with the initial estimate of the amount each Identified Borrower will receive from the Settlement Fund. No individual, agency, or entity may request that any court, the DOJ, the Bureau, Fifth Third, or the Administrator review the selection of Identified Borrowers or the amount to be received. The total amount of the Settlement Fund shall not be altered based on the amounts that Identified Borrowers receive.

17. The contract with the Administrator shall require the Administrator to adopt effective methods, as requested by the DOJ and the Fair Lending Director, to confirm the identities and eligibility of Identified Borrowers and provide to the DOJ and the Fair Lending Director a list of Identified Borrowers whose identities and eligibility have been confirmed (“Confirmed Borrowers”) within two hundred and seventy (270) days from the date the DOJ and the Fair Lending Director provide the information described in paragraph 16.

18. Within sixty (60) days after the date the Administrator provides to the DOJ and the Fair Lending Director the list of Confirmed Borrowers, the DOJ and the Fair Lending Director shall provide to the Administrator a list containing the final payment amount for each Confirmed Borrower. The total amount of the Settlement Fund shall not be altered based on the number of Confirmed Borrowers or the amounts they receive. No individual, agency, or entity may request that any court, the DOJ, the Bureau, Fifth Third, or the Administrator review the final payment amounts.

19. The contract with the Administrator shall require the Administrator to deliver payment to each Confirmed Borrower in the amount determined by the DOJ and the Fair Lending Director as described in paragraph 18 within forty-five (45) days. The contract with the Administrator shall also require the Administrator to further conduct a reasonable search for a current address and redeliver any payment that is returned to the Administrator as undeliverable, or not deposited within six (6) months.

20. The contract with the Administrator shall require the Administrator to maintain the cost-free means for consumers to contact it described in paragraph 12 and finalize distribution of the final payments described in paragraphs 18 and 19 within twelve (12) months from the date the DOJ and the Fair Lending Director provide the list of final payment amounts to the Administrator in accordance with paragraph 18. Confirmed Borrowers shall have until that date to request reissuance of payments that have not been deposited.

21. The details regarding administration of the Settlement Fund set forth in paragraphs 12 through 20 can be modified by agreement of the DOJ, the Fair Lending Director, and Fifth Third. Payments from the Settlement Fund to Confirmed Borrowers collectively shall not exceed the amount of the Settlement Fund, including accrued interest and any additional payment required under paragraph 9.

22. Fifth Third will not be entitled to a set-off, or any other reduction, of the amount of final payments to Confirmed Borrowers because of any debts owed by the Confirmed Borrowers. Fifth Third also will not refuse to make a payment based on a release of legal claims or account modification previously signed by any Confirmed Borrowers.

23. All money in the Settlement Fund not distributed to Confirmed Borrowers shall be distributed by the Administrator to one or more organizations that provide services, including credit counseling, financial literacy, and other related programs, targeted to African-American or Hispanic borrowers (“Qualified Organization”). Before selecting the Qualified Organization(s), Fifth Third will (1) obtain proposals from the Organization(s) on how the funds will be used consistent with the above-stated purpose, and (2) submit selected proposals from the Organization(s), and the proposed amount of funds each Organization would receive, to the DOJ and the Bureau within thirty (30) days of the date that the Administrator completes the delivery of the payments under paragraph 19. The DOJ shall consult with the Bureau in providing its non-objection to Fifth Third’s proposal and shall respond to Fifth Third’s proposal within thirty (30) days of the submission. Fifth Third and the DOJ, in consultation with the Bureau, may request modification of an Organization’s proposal before approving the Organization(s). Qualified Organization(s) must not be affiliated with Fifth Third, Fifth Third’s parent, or any affiliated entity of Fifth Third’s parent.

24. The parties shall obtain the Court’s approval of the selection of the Qualified Organization(s) and the amount to be distributed to each Qualified Organization prior to distribution as provided by paragraph 23. Within fifteen (15) days after the DOJ’s non-objection to the Qualified Organization(s), the parties shall move the Court to authorize the distribution of the funds. The parties shall provide the Court with information regarding how the Qualified Organization(s) meet the requirements set forth in paragraph 23.

25. Within one (1) year after the funds are distributed and every year thereafter until the funds are exhausted, Fifth Third shall require each Qualified Organization to submit to Fifth Third a report detailing that funds are utilized for the purposes identified in paragraph 23. Fifth Third shall submit those reports to the DOJ and the Bureau within thirty (30) days of receiving them. For any Qualified Organization that does not provide such a report, Fifth Third shall require that the funds be returned to the Administrator for redistribution to the other Organization(s) approved to receive funds.

B.	Additional Monetary Provisions

26. In the event of any default on Fifth Third’s obligations to make payment under this Consent Order, interest, computed under 28 U.S.C. § 1961, as amended, will accrue on any outstanding amounts not paid from the date of default to the date of payment, and will immediately become due and payable.

27. Fifth Third must relinquish all dominion, control, and title to the funds paid to the fullest extent permitted by law and no part of the funds may be returned to Fifth Third.

28. Under 31 U.S.C. § 7701, Fifth Third, unless it already has done so, must furnish to the DOJ and the Fair Lending Director its taxpayer identifying numbers, which may be used for purposes of collecting and reporting on any delinquent amount arising out of this Consent Order.

29. Within thirty (30) days of the entry of a final judgment, consent order, or settlement in a Related Consumer Action, Fifth Third must notify the DOJ and the Fair Lending Director of the final judgment, consent order, or settlement in writing. That notification must indicate the amount of redress, if any, that Fifth Third paid or is required to pay to consumers and describe the consumers or classes of consumers to whom that redress has been or will be paid.

VIII. ADMINISTRATIVE PROVISIONS

A.	Reporting Requirements

30. Fifth Third must notify the DOJ and the Fair Lending Director of any development that may affect compliance obligations arising under this Consent Order, including but not limited to, a dissolution, assignment, sale, merger, or other action that would result in the emergence of a successor company; the creation or dissolution of a subsidiary, parent, or affiliate that engages in any acts or practices subject to this Consent Order; the filing of any bankruptcy or insolvency proceeding by or against Fifth Third; or a change in Fifth Third’s name or address.

Fifth Third must provide this notice as soon as practicable after learning about the development, but in any case at least thirty (30) days before the development is finalized.

31. Within ten (10) business days of the Effective Date, Fifth Third must:

a. Designate at least one telephone number and email, physical, and postal address as points of contact, which the DOJ and the Bureau may use to communicate with Fifth Third regarding this Consent Order;

b. Identify all indirect auto lending businesses for which Fifth Third is the majority owner, or that Fifth Third directly or indirectly controls, by all of their names, telephone numbers, and physical, postal, email, and Internet addresses;

c. Describe the activities of each such business, including the products and services offered, and the means of advertising, marketing, and sales.

d. Fifth Third must report any change in the information required to be submitted under this Section (paragraphs 30 to 32) as soon as practicable, but in any case at least thirty (30) days before the change.

32. Within one hundred and eighty (180) days of the Effective Date, and every one hundred and eighty (180) days thereafter until the termination of this Consent Order, Fifth Third must submit to the DOJ and the Fair Lending Director an accurate written Compliance Progress Report, which has been approved by the Board. Each Report shall provide a complete account of Fifth Third’s actions to comply with each requirement of the Consent Order during the previous six (6) months, an objective assessment of the extent to which each quantifiable obligation was met, an explanation of why any particular component fell short of meeting its goal for the previous six (6) months, and any recommendation for additional actions to achieve the goals of the Consent Order.

B.	Order Distribution and Acknowledgment

33. Within thirty (30) days of the Effective Date, Fifth Third must deliver a copy of this Consent Order to each of its Board members and Executive Officers.

34. Until the termination of this Consent Order, Fifth Third must deliver a copy of this Consent Order to any business entity resulting from any change in structure referred to in Section A and any future Board Members and Executive Officers within thirty (30) days after they assume their responsibilities.

35. Fifth Third must secure a signed and dated statement acknowledging receipt of a copy of this Consent Order, ensuring that any electronic signatures comply with the requirements of the E-Sign Act, 15 U.S.C. § 7001 et seq., within thirty (30) days of delivery, from all persons receiving a copy of this Consent Order pursuant to this Section.

C.	Recordkeeping

36. Fifth Third must create and/or retain for at least three (3) years from the Effective Date the following business records:

a. All documents and records necessary to demonstrate full compliance with each provision of this Consent Order, including but not limited to, reports submitted to the DOJ and the Fair Lending Director and all documents and records pertaining to redress, as set forth in paragraphs 8 through 25 above;

b. All documents and records pertaining to the Monetary Provisions and administration, described in Section VII above; and

c. All written consumer complaints related to Fifth Third’s retail installment contracts alleging discrimination by Fifth Third (whether received directly or indirectly, such as through a third party), and any responses to those written complaints or requests.

37. All business records created or retained pursuant to this Section shall be retained at least until the termination of this Consent Order, and shall be made available upon the DOJ’s or the Fair Lending Director’s request to DOJ representatives or Bureau representatives, respectively, within sixty (60) days of a request.

D.	Modifications to Non-Material Requirements

38. Fifth Third may seek a modification to non-material requirements of this Consent Order (e.g., reasonable extensions of time and changes to reporting requirements) by submitting a written request to the DOJ and the Fair Lending Director.

39. The DOJ may, in its discretion, modify any non-material requirements of this Consent Order (e.g., reasonable extensions of time and changes to reporting requirements) if the DOJ determines good cause justifies the modification. Any such modification by the DOJ must be in writing.

E.	Notices

40. Unless otherwise directed in writing by a DOJ or a Bureau representative, all submissions, requests, communications, consents, or other documents relating to this Consent Order shall be in writing and sent as follows:

To the DOJ:

Chief

Housing and Civil Enforcement Section

Civil Rights Division

U.S. Department of Justice

1800 G Street NW, Suite 7002

Washington, DC 20006

Attn: DJ 188-58-12, United States v. Fifth Third Bank

By contemporaneous email to lucy.carlson@usdoj.gov

To the Fair Lending Director:

By overnight courier (not the U.S. Postal Service), as follows:

Fair Lending Director

Consumer Financial Protection Bureau

ATTENTION: Vincent Herman

1625 Eye Street, N.W.

Washington, DC 20006

The subject line shall begin:

In re Fifth Third Bank, dated September 28, 2015; or

By first-class mail to the below address and contemporaneously by email to vincent.herman@cfpb.gov

Fair Lending Director

Consumer Financial Protection Bureau

ATTENTION: Vincent Herman

1700 G Street, N.W.

Washington, DC 20552

The subject line shall begin:

In re Fifth Third Bank, dated September 28, 2015

To Defendant:

Andrea Mitchell

Partner

BuckleySandler LLP

1250 24th Street, N.W.

Washington, DC 20037

Tel.: (202) 349-8000

Fax: (202) 349-8080

amitchell@buckleysandler.com

F.	Other Provisions

41. Except as provided in paragraph 42 and 44, the provisions of this Consent Order do not bar, estop, or otherwise prevent the DOJ, or any other governmental agency, from taking any other action against Fifth Third.

42. The DOJ releases and discharges Fifth Third from all potential liability for all ECOA claims of the United States Attorney General for discriminating on the basis of race or national origin that have been or might have been asserted by the United States Attorney General based on the practices described in the Complaint, to the extent such practices occurred prior to the Effective Date, and are known to the DOJ as of the Effective Date. Notwithstanding the foregoing, the practices alleged in the Complaint may be utilized by the DOJ in future enforcement actions against Fifth Third and its affiliates, including without limitation, to establish a pattern or practice of violations or the continuation of a pattern or practice of violations. This release shall not preclude or affect any right of the DOJ to determine and ensure compliance with the terms and provisions of this Consent Order, or to seek penalties for any violations thereof.

43. Fifth Third may request to modify the compliance management program required by this Consent Order (as described in the Options set forth in

Section V) when the modification is based upon a change in circumstances that has arisen during the pendency of this Consent Order, including but not limited to any amendment to the statutory or regulatory regime applicable to dealer markup and compensation policies, or the adoption of a materially different dealer compensation policy by lenders comprising a majority of the auto loan market. Any such request to modify the compliance plan is subject to the DOJ’s and the Fair Lending Director’s review and determination that the modified compliance management program eliminates or substantially reduces Dealer Discretion, and determination of non-objection.

44. This Consent Order will terminate three (3) years from the Effective Date. The Consent Order will remain effective and enforceable until such time, except to the extent that any provisions of this Consent Order have been amended, suspended, waived, or terminated in writing by the DOJ. The DOJ will not pursue any potential violations of ECOA against, or seek consumer remuneration from, Fifth Third for conduct undertaken with respect to Dealer Discretion that is both pursuant to and consistent with this Consent Order during the term of the Consent Order.

45. Calculation of time limitations will run from the Effective Date and be based on calendar days, unless otherwise noted.

46. This Consent Order is enforceable only by the parties. No person or entity is intended to be a third party beneficiary of the provisions of this Consent Order for purposes of any civil, criminal, or administrative action, and accordingly, no person or entity may assert a claim or right as a beneficiary or protected class under this Consent Order.

47. Each party to this Consent Order shall bear its own costs and attorney’s fees associated with this litigation.

48. The DOJ and Fifth Third agree that, as of the Effective Date, litigation is not “reasonably foreseeable” concerning the matters described above. To the extent that the DOJ or Fifth Third previously implemented a litigation hold to preserve documents, electronically stored information, or things related to the matters described above, it is no longer required to maintain such litigation hold. Nothing in this paragraph relieves the DOJ or Defendant of any other obligations imposed by this Consent Order.

49. To the extent that a specific action by Fifth Third is required both by this Consent Order and any Consent Order issued by the Bureau in the administrative proceeding styled In the Matter of Fifth Third Bank, filed on or about September 28, 2015, action by Fifth Third that satisfies a requirement under any such consent order will satisfy that same requirement under this Consent Order.

50. The Court shall retain jurisdiction for the duration of this Consent Order to enforce its terms, after which time the case shall be dismissed with prejudice.

SO ORDERED, this      day of             ,         .

UNITED STATES DISTRICT JUDGE

The undersigned hereby apply for and consent to the entry of the Order:

September 28, 2015

For the United States:

CARTER M. STEWART	VANITA GUPTA
United States Attorney	Principal Deputy Assistant
Southern District of Ohio	Attorney General
Civil Rights Division

STEVEN H. ROSENBAUM
Chief
Civil Rights Division
Housing and Civil Enforcement Section

/s/ Lucy G. Carlson
MATTHEW HORWITZ	JON M. SEWARD
Deputy Civil Chief	Deputy Chief
Civil Division
Southern District of Ohio	LUCY CARLSON
221 E. Fourth Street 45202	Trial Attorney
Suite 400	United States Department of Justice
Cincinnati, Ohio 45202	Civil Rights Division
Tel.: (513) 684-3711950	Housing and Civil Enforcement Section
Fax: (513) 684-63865	Pennsylvania Avenue, N.W. – NWB
matthew.horwitz@usdoj.gov	Washington, DC 20530
Tel.: (202) 305-0017
Fax: (202) 514-1116
lucy.carlson@usdoj.gov

For Defendant Fifth Third Bank:

/s/ Kari K. Hall

KARI K. HALL (Bar No. 0076442)
Counsel
BuckleySandler LLP
1250 24th Street, N.W.
Washington, DC 20037
Tel.: (202) 349-8000
Fax: (202) 349-8080
khall@buckleysandler.com

ANDREW SANDLER (pro hac vice motion to be filed)
Partner
BuckleySandler LLP
1250 24th Street, N.W.
Washington, DC 20037
Tel.: (202) 349-8000
Fax: (202) 349-8080
asandler@buckleysandler.com

ANDREA MITCHELL (pro hac vice motion to be filed)
Partner
BuckleySandler LLP
1250 24th Street, N.W.
Washington, DC 20037
Tel.: (202) 349-8000
Fax: (202) 349-8080
amitchell@buckleysandler.com

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